Exhibit 10.13

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, IDENTIFIED BY [***], HAS BEEN EXCLUDED FROM THIS DOCUMENT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT MARIS-TECH LTD. TREATS AS PRIVATE OR CONFIDENTIAL.

Development of H264/U-LVC CODEC

Maris-Tech LTD and Elisra

Business Cooperation Agreement

December 2014

Agreement

Drafted and signed in Holon on 01/12/2014

Between

Elbit Systems EW and SIGINT - Elisra Ltd.

29 HaMerkava Street, Holon

(hereinafter: “Elisra”) as one party

And Between

Maris Technologies Marketing LTD, O.C. 514135730

3 Golda Meir Street, Nes Ziona

(hereinafter: “Maris”) on the other

Whereas	Elisra / Search and Rescue and Data Line Division is engaged in developing communications system,
And whereas	Maris is engaged in the development of technologies and products in the field of digital video (hereinafter: “field of business”),
And whereas	Elisra and Maris have agreed to jointly develop a product (hereinafter: “the cooperation”) as described in Appendix A to this agreement,
And whereas	Maris possesses the knowledge and experience in the field of business and the required skills and human resources for such a cooperation,
And whereas	the parties wish to establish, in this Agreement, the legal relationship between them, all as described in the Agreement

Therefore, the Parties have agreed as follows:

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014

1.	Introduction

1.1.	The introduction to the Agreement and its appendices constitute integral parts thereof.

1.2.	The section headings are for convenience only and are not to be used to interpret any of the terms of the Agreement.

1.3.	Provisions of any kind listed in Appendix A but not in the body of the Agreement are binding and remain an integral part of the Agreement.

2.	The Services

2.1.	Maris is obligated to develop an H.264 Ultra Low Delay Video Codec (U-LDVC) (hereinafter: “the Product”) as per the characteristics and requirements described in Appendix A.

2.2.	Maris is obligated to produce the product as ordered from time to time by Elisra.

3.	Obligations and Declarations

3.1.	General obligations of Maris

3.1.1.	Maris hereby declares that the actions required to perform the services has been explained to them, and that they understand and know well all that is related to performing the work.

3.1.2.	Maris hereby declares that they have the knowledge, skills, and manpower required to perform the services successfully according to Elisra requirements and characteristics, and as described in this Agreement.

3.1.3.	Maris hereby declares that there is no impediment under any law, agreement, or otherwise, preventing them from entering this Agreement.

3.1.4.	Maris hereby declares that they have all the permits and licenses required under any applicable law to perform the work ordered by Elisra under the provisions of this Agreement.

3.1.5.	Maris hereby declares that they are aware that work quality and meeting schedules are among the principal provisions of this Agreement, and that they are aware that the compensation described below, and the contract in general are conditional on the performance of the service and the production of quality results as per Appendix A, to the satisfaction of Elisra.

3.2.	Elisra/Maris obligations

3.2.1.	[***]

3.2.2.	The product shall serve as an independent video codec or shall be incorporated in Elisra’s communications systems as a full system solution.

Elisra shall serve as a main contractor and Maris shall serve as a subcontractor for developing the Product’s hardware and software (hereinafter: “the Project”).

3.2.3.	Maris is obligated to develop the product according to the definitions established in the technical specifications, and provide the resources required to realize the project, i.e., know-how, manpower, schedules, etc.

3.2.4.	The product shall be jointly owned by the Parties, and the operations shall be defined as a shared business unit (hereinafter: “business unit”).

3.2.5.	The Parties shall market the Product and derivative products jointly or separately.

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014

3.2.6.	The cooperation agreement between the Parties is exclusive for 3 years from the completion of the Product delivery.

3.2.7.	Written approval from Elisra to Maris is required for sales of the Product to defense industry companies in Israel and direct competitors of Elisra abroad for use in electronic communications system.

3.2.8.	Elisra shall retain t he right to terminate the Agreement at any time, as long as it pays Maris for the operations up to the termination stage.

3.2.9.	In order to guarantee the performance of Maris’ obligations in the event of a termination of operations not caused by nonpayment or other actions by Elisra, Maris shall deposit with Elisra the production portfolio, software source code files, hardware, and all know-how required for development, production, and maintenance of the FPGA unit, this after CDR performance and approval. Moreover, Maris shall deposit the LDVC card’s production portfolio with a trustee.

3.2.10.	In the event that the Agreement is terminated by either Party after PDR approval, either Party shall have the right to complete the Project on their own and sell the Product without restrictions. The Party that continues implementing the Project shall pay the breaching Party the payments owed to them up to the termination only.

3.2.11.	Information transfers between the Parties shall be done in a transparent manner, in order to allow both Parties to have the information needed to proceed with the development process as partners and as a single business unit. In this context, Elisra shall give Maris the data relevant for ZYNQ, and Maris shall give Elisra the relevant data, as defined in Appendix A.

3.2.12.	At every stage, data transfers between Spectralink to Maris and vice versa shall be performed with full transparency.

3.2.13.	After the development stage of the hardware for the new codec, all information pertaining to the software shall be transferred in a complete and orderly fashion, including interfaces, blueprints, BOM, design documents, specifications, and hardware description documentation.

3.2.14.	[***]

3.2.15.	[***]

3.2.16.	[***]

3.2.17.	The Parties shall work together to raise external investment for the business unit. Each Party shall examine the investment opportunities presented by the other Party in good faith.

3.2.18.	As a partner in the Project, Maris is obligated to act in full transparency against the core supplier (Jointwave) and transfer the contract documents to Elisra prior to passing them on to the core supplier, so as to ensure that both Parties’ requirements have been coordinated and integrated in all relevant documents.

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014

4.	Oversight and changes

Maris hereby declares that, in the event that Elisra has any requirements for corrections during the work period, arising from mismatches with the requirements in Appendix A, Maris shall ensure to implement the necessary changes within a reasonable time not to exceed 21 days from receiving Elisra’s written demand for corrections, without any additional payments.

5.	Additional work

5.1.	Should Elisra be interested in having Maris perform any additional work beyond that described in this Agreement, Elisra and Maris shall agree on an additional detailed order, made out in writing, including prices, schedules, terms of payment and description of the additional work, to be attached to this Agreement as an Appendix. Nothing in this Section shall be construed as obligating Elisra to order any additional work whatsoever or obligating Maris to agree to Elisra’s request for any such additional work.

5.2.	The compensation to be paid by Elisra to Maris for such additional work shall be established by mutual consent as part of the detailed order and shall be paid by Elisra to Maris at the date specified in the additional detailed order.

5.3.	It is hereby clarified that the provisions of this Agreement shall apply, mutatis mutanda, also to the additional work.

6.	Inapplicability of employer-employee relationship

6.1.	It is hereby clarified that the relationship between the Parties to this Agreement is a supplier-client relationship, and no employer-employee relationship shall exist between Elisra and Maris and or of the employees employed by Maris for performing its obligations under this Agreement.

6.2.	Maris shall bear the entirety of the liability imposed on it under any appliable law, agreement, or custom for the payment of wages or compensation of those employed by Maris to perform their obligations under this Agreement.

7.	Compensation

7.1.	The budget for the realization of the first stage of the Project shall be [***], to be funded by both Parties, with each Party contributing [***].

7.2.	[***]

7.3.	Elisra shall transfer to Maris a sum of [***] as per the milestones described in Appendix B, with the payments made by Elisra to Maris after completion and approval of the milestones.

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014

7.4.	Maris shall pay royalties of [***] to Elisra for every codec unit they sell.

7.5.	The price paid to Elisra to Maris for every Product unit shall be scaled as follows:

[***]

7.6.	Upon the completion of the Product development stage and after delivery of the product, the Parties shall make a joint decision regarding the optimal way to realizer the second stage – issuing a license for a serial Product unit and the implementation of all Product unit capabilities in Elisra’s FPGA

7.7.	The second stage can be realized using one of the following two alternatives:
•	Continued operations using the Jointwave core.
•	Using the core to be provided by Elisra.

7.8.	Should it be decided to implement the second stage based on the Joint Wave core, the payments by Elisra to Maris shall not exceed [***].

7.9.	It is hereby clarified and agreed that in both alternatives the Parties shall be required to pay royalties to each other, but the issue of royalties shall be settled according to the alternative chosen.

8.	Confidentiality and intellectual property

8.1.	Maris hereby obligates itself to maintain in full confidentiality, and to abstain from revealing or transferring, directly to indirectly, to any individual or entity, including Elisra employees who do not require the information to perform their duties, any information that has been, or shall been, received from Elisra by Maris or any of its employees or representatives, in relation to performing its work for Elisra, including information generated by Maris employees or representatives, or received from others tied directly or indirectly to Elisra. This Section does not apply to handing over information to the lawful authorities under any applicable law. In any event of the termination of Maris services for any reason whatsoever, Maris is obligated to return any information or products given by Elisra on any media whatsoever, remaining in the possession or control of Maris or its employees or representatives, shall be returned to Elisra upon the receipt of the notice of termination of the contract between the Parties or on first demand by Elisra, that Maris shall have no right or lien on the information, products, or media storing the information. Maris shall be entitled to retain one copy of the information for archival purposes only.

8.2.	Elisra is obligated to abstain from making use of any information owned by Maris that shall come into their possession as a result of Maris’ work, except as required to implement the Agreement.

8.3.	Each party shall retain full ownership of the knowledge developed prior to this Agreement or separately from it.

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014

9.	Reassignment

Maris hereby obligates itself to abstain from reassigning to any third party its obligations and/or rights under this Agreement, in whole or in part, without receiving Elisra’s approval in advance and in writing. Maris shall notify Elisra of involving and making use of any third party to execute the Project, and shall receive Elisra’s approval in advance and in writing.

10.	Additional provisions

Any change or termination of any Section in this Agreement shall be done only by means of a written document signed by both parties.

11.	Notification

The addresses of the parties to this agreement are as established in the introduction thereto. Any notice sent by registered mail from one party to the other, shall be considered as having been received by the addressee three days after its delivery to an Israel Post office, and if hand-delivered – then at the time of actual delivery.

In witness of the above, the parties have affixed their signatures below

Elbit Systems EW and SIGINT - Elisra LTD		Maris Technologies Marketing LTD

Signed by: Dani Amar	Signed by: Ron Ben Ami	Signed by: [illegible]
Date: 03/12/2014	Date: 03/12/2014	Date: 07/12/2014
Signature: [signature]	Signature: [signature]	Signature: [signature]

[stamp:] Dani Amar, Marketing and Sales Officer, Israel   [stamp:] Ron Ben Ami [stamp:] Maris Technologies Marketing LTD

[signature]

[stamp:] Elbit Systems EW and SIGINT - Elisra LTD

List of Appendices:

Appendix A: Technical Specification of HD264 Ultra Low Delay video Codex (U-LDVC) dated 05/11/2014 - Omitted

Appendix B: Schedule and Milestones - Omitted

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Elisra / Search and Rescue and Data Line Division [formerly Tadiran Spectralink]	Printing date: 04/12/2014